Exhibit 99.1

KushCo Holdings Reports Fiscal Fourth Quarter and

Full Year 2019 Results

Net Revenue For Fiscal 2019 Increased 186% Year-Over-Year to $149.0 Million,

Setting a New Company Record for Annual Revenue

Company Issues Fiscal 2020 Net Revenue Guidance of Between $230 Million and $250 Million

CYPRESS, Calif., — November 7, 2019 — KushCo Holdings, Inc. (OTCQX: KSHB) ("KushCo" or the "Company"), the premier producer of ancillary products and services to the legal cannabis and CBD industries, today reported financial results for its fiscal fourth quarter and full year ended August 31, 2019.

Fiscal Fourth Quarter and Full Year 2019 Financial Summary

Fourth Quarter

•	Net revenue increased 135% year-over-year to $47.0 million.
•	On a GAAP basis, gross profit was 20.1%, compared to 18.1% in the prior year period.
•	On a Non-GAAP basis, excluding the impact of certain non-recurring items, gross profit was approximately 22.1%.
•	On a GAAP basis, net loss was approximately $11.5 million, compared to approximately $3.2 million in the prior year period. Basic and diluted loss per share was $0.13 compared to $0.04 in the prior year period.
•	On a Non-GAAP basis, excluding the impact of certain non-recurring charges and gains, net loss for the quarter was $7.2 million and basic and diluted net loss per share was $0.08.

Full Year

•	Net revenue increased 186% year-over-year to a record $149.0 million, enabling the Company to achieve its previously issued guidance of between $145.0 million and $150.0 million.
•	On a GAAP basis, gross profit was 16.5%, compared to 25.6% in the prior year.
•	On a Non-GAAP basis, excluding the impact of certain non-recurring items, gross profit was approximately 21.3%.
•	On a GAAP basis, net loss was approximately $39.6 million, compared to a net loss of approximately $24.3 million in the prior year. Basic and diluted loss per share was $0.47 and $0.57, respectively, compared to $0.37 in the prior year.
•	On a Non-GAAP basis, excluding the impact of certain non-recurring charges and gains, net loss for the year was $29.8 million and basic and diluted loss per share was $0.35.
•	Cash was approximately $3.9 million as of August 31, 2019, compared to approximately $13.5 million as of August 31, 2018. The Company secured a revolving credit facility with Monroe Capital for up to $50.0 million on August 21, 2019, and completed a $30.1 million equity offering on September 26, 2019, with total net proceeds of $27.6 million.

Recent Operational Highlights

•	Significantly expanded CBD footprint with launch of new hemp trading business
•	Named Sentia Wellness as first CBD brand partner under new Retail Services division
•	Completed $30.1 million registered direct offering, providing additional capital to execute on the Company’s growth strategy and help achieve positive adjusted EBITDA
•	Entered exclusive distribution agreement with global anti-counterfeiting and authentication solutions provider De La Rue to authenticate products throughout the supply chain

Management Commentary

Nick Kovacevich, Co-founder, Chairman and Chief Executive Officer, commented: “Since we became a public company in 2016, we have more than doubled our annual revenue in each of the last four fiscal years, with revenue for fiscal 2019 increasing 186% year-over-year to a record $149.0 million, helping us achieve our guidance of between $145 million and $150 million in revenue. Substantially all of this robust growth was organic, driven primarily by our continued success in penetrating both new and existing markets and cross-selling deeper into our 6,000+ strong customer base with our significantly expanded offerings. Perhaps more importantly, we have supplemented this solid topline growth with increasing margins, as we have driven further improvements and efficiencies in our business. In fact, our gross margins have been increasing every quarter since we started fiscal 2019 from 13% in fiscal Q1 to 20% in fiscal Q4. Given that we are continuing to gain scale and efficiency in our core business, while launching and ramping up higher-margin service offerings, we expect to see continued gross margin enhancement in the near future.

“Over the past couple of months, KushCo and the entire regulated cannabis industry has been dealing with a vaping crisis that increasingly appears to be connected to counterfeited, adulterated, and untested vape products being sold in the black market, which we do not service. While we have been seeing a slight pullback in sales for the overall vape market, it’s important to note that we service the entire regulated cannabis and CBD sector, and as a result, benefit from some consumers potentially shifting to other form factors, such as flower, edibles and pre-rolls. That being said, we believe there will be some topline softness in the first half of fiscal 2020 related to vape, as our customers have been more cautious with their spending and have been slowing down their vape purchasing activity to limit any potential inventory or regulatory risk should there be additional temporary state bans affecting vape product sales. Looking out to the second half of fiscal 2020, we expect orders for vape products to pick up again.

“Longer term, we believe this crisis will drive more consumers from the illicit market to the legal market and incentivize operators to upgrade to higher-quality, premium and tested products—both drivers that should help our business. However, we remain focused on gradually diversifying away from vape, which we have been communicating and executing on for the past several quarters, especially with the launch of newer and higher-margin initiatives, such as our retail services, our custom branded anti-counterfeiting and authentication labels, and most recently our hemp trading business. These offerings not only further diversify our business, adding incremental defensibility and sustainability, but also drive higher margins which help us achieve our primary goal of adjusted EBITDA profitability in the second half of fiscal 2020.

“KushCo is one of the few companies in the cannabis and CBD industries that has historically been profitable, and we believe we can achieve this status again, only now at a much higher level of scale, diversification, and customer and market penetration. Our strategy of achieving adjusted EBITDA profitability is centered around three main drivers: 1) continued topline growth in our core business; 2) the successful ramp up of our newer and higher-margin initiatives; and, 3) a healthy level of restructuring and cost-cutting to right-size the business, enhance margins, and improve cash flow. Already, we have made significant inroads across each profitability driver.

“Our core business continues to experience rapid growth, driven by our incremental traction with our cross-selling initiatives, especially with our larger MSO and Canadian LP customers, who are increasingly purchasing more SKUs from us as our offering has expanded. These customers are not only purchasing more from us to satisfy current demand in existing markets, but to also prepare for expected demand in several high-growth emerging markets, including Michigan, Illinois, Florida, Pennsylvania, Massachusetts, and Canada with the recent legalization of derivative form factors. To supplement these growth drivers in our core business, we have been actively ramping up new organic initiatives that are expected to contribute incremental margin, such as our retail services business that provides mass distribution of major CBD brands into some of the largest retail chains. We also recently launched our new hemp trading business, which connects verified buyers and in-network sellers of hemp commodities, demonstrating yet another way we are leveraging our ecosystem with virtually no excess capital required. We believe this is a one-of-a-kind, high EBITDA margin business opportunity that we are aggressively focusing on to strengthen our competitive moat and help us achieve adjusted EBITDA profitability. Lastly, we made the difficult decision of recently parting ways with more than 50 employees, while also being in the process of tightening our inventory management and customer credit terms, improving our product margins, and obtaining better pricing from our suppliers—all in an effort to reduce discretionary spend that isn’t aligned with our overall strategy and vision.

“Overall, fiscal 2019 was a major leap forward for KushCo, as we once again drove significant topline growth, enhanced our margins, expanded our offerings, and further penetrated our deep customer base. Now, with industry conditions becoming more challenging, we have our sights set on further expanding the business, but doing so in a more efficient and profitable manner. Our recent capital raise of $30.1 million, along with our revolving credit facility with Monroe Capital for up to $50 million, should give us enough sprint capacity to execute on this strategy, achieve our goal of becoming financially self-sufficient, and put ourselves in a much stronger position to power the global cannabis ecosystem. We believe this will ultimately drive the highest returns for our shareholders.”

Fiscal 2020 Financial Outlook

KushCo expects annual net revenue for fiscal 2020 to be between $230 million and $250 million. Included in this financial guidance is the Company’s expectation that net revenue from its newly launched hemp trading business will total at least $25 million for the fiscal year.

Conference Call Information

The company will host a conference call on Thursday, November 7, 2019 at 4:30 PM Eastern Time.

Date: Thursday, November 7, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free Number: 1-866-342-8588

International Number: 1-203-518-9865

Conference ID: KUSHCO

KushCo management will host the conference call and presentation followed by a question and answer session. The call will be webcast with an accompanying slide deck, which can be accessed by visiting the Financial Results page of the Company’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number above or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. An operator will register your name and organization. If you have any difficulty connecting with the conference call or webcast, please contact KushCo’s investor relations at ir@kushco.com or 714-539-7653.

A replay of the call will be available on the Financial Results page of the Company’s investor relations website approximately two hours after the conference call has ended.

About KushCo Holdings, Inc.

KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is the premier producer of ancillary products and services to the legal cannabis and CBD industries. KushCo Holdings' subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, processors and producers across North America, South America, and Europe.

The Company has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine. While KushCo Holdings provides products and solutions to customers in the cannabis and CBD industries, it has no direct involvement with the cannabis plant or any products that contain THC.

For more information, visit www.kushco.com or call (888)-920-5874.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP (Generally Accepted Accounting Principles) financial measures. For a description of these non-GAAP financial measures and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled "Reconciliation of GAAP to Non-GAAP Financial Measures" and the section preceding such table titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company's current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company's management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: "potential," "look forward," "expect," “anticipate,” “project,” “should,” "believe," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward- looking statements made by the Company herein are often discussed in the Company’s filings with the United States Securities and Exchange Commission (SEC), which are available at: www.sec.gov, and on the Company's website, at: www.kushco.com.

KushCo Holdings Contact

Investor Contact:

Najim Mostamand, CFA

Director of Investor Relations

714-539-7653

ir@kushco.com

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release contains certain non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance, and that failure to report these non-GAAP measures could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations.

KUSHCO HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended August 31,		Year Ended August 31,
	2019	2018	2019	2018
Net revenue	$46,971	$19,962	$148,954	$52,075
Cost of goods sold	37,551	16,359	124,386	38,741
Gross profit	9,420	3,603	24,568	13,334

Operating expenses:
Selling, general and administrative	20,754	13,174	72,787	25,718
Gain on disposition of assets	--	--	(1,254)	--
Change in fair value of contingent consideration	466	(4,045)	(1,780)	14,138
Total operating expenses	21,220	9,129	69,753	39,856
Loss from operations	(11,800)	(5,526	(45,185)	(26,522)

Other income (expense):
Change in fair value of warrant liability	1,985	920	9,294	920
Change in fair value of equity investment	(269)	--	(931)	--
Interest expense	(1,071)	(164	(2,523)	(276)
Other expense, net	(275)	(22	(164)	(22)
Total other income	370	734	5,676	622
Loss before income taxes	(11,430)	(4,792)	(39,509)	(25,900)
Income tax expense (benefit)	114	(1,629	127	(1,563)
Net loss	$(11,544)	$(3,163	$(39,636)	$(24,337)

Net loss per share:
Basic	$(0.13)	$(0.04)	$(0.47)	$(0.37)
Diluted (1)	$(0.13)	(0.04)	$(0.57)	$(0.37)

Weighted-average common shares:
Basic	89,091	75,190	84,880	65,336
Diluted	89,091	75,190	84,896	65,336

(1)	Diluted loss per share for the year ended August 31, 2019 excludes a fair value gain of $9.0 million related to a warrant liability. Including such amount would have been anti-dilutive.

KUSHCO HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	August 31,	August 31,
	2019	2018
ASSETS

CURRENT ASSETS
Cash	$3,944	$13,467
Accounts receivable, net	25,972	8,601
Inventory, net	43,768	11,814
Prepaid expenses and other current assets	12,209	13,623
Total current assets	85,893	47,505

Goodwill	52,267	52,267
Intangible assets, net	3,103	4,488
Property and equipment, net	11,054	4,135
Other assets	6,917	250
TOTAL ASSETS	$159,234	$108,645

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$10,907	$2,822
Accrued expenses and other current liabilities	9,460	3,071
Contingent consideration payable	--	5,488
Line of credit	12,261	918
Total current liabilities	32,628	12,299

Notes payable	18,975	172
Warrant liability	5,444	14,430
Other liabilities	833	106
TOTAL LIABILITIES	57,880	27,007
Total stockholders’ equity	101,354	81,638
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$159,234	$108,645

KUSHCO HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2019		August 31, 2019
GAAP Gross Profit	$9,420	20.1%	$24,568	16.5%
Adjusted for non-recurring air freight costs	--		1,502
Adjusted for non-recurring product quality costs	--		1,344
Adjusted for China tariff impact, net	145		3,514
Non-GAAP Gross Profit	$9,565	22.1%	$30,928	21.3%

GAAP Net loss	$(11,544)		$(39,636)
Adjusted for non-recurring air freight costs	--		1,502
Adjusted for non-recurring product quality costs	--		1,344
Adjusted for China tariff impact	145		3,514
Litigation and consulting costs	397		947
Change in fair value of warrant liability	(1,985)		(9,294)
Change in fair value of equity investment	269		931
Change in fair value of contingent consideration	466		(1,780)
Restructuring related costs	366		366
Loss (gain) on disposition of assets	150		(1,104)
Stock-based compensation	4,545		13,384
Non-GAAP Net loss	$(7,191)		$(29,826)
Non-GAAP Net loss per share – basic	$(0.08)		$(0.35)
Non-GAAP Net loss per share – diluted	$(0.08)		$(0.35)
Weighted-average common shares – basic	89,091		84,880
Weighted-average common shares – diluted	89,091		84,896

Non-GAAP Net loss	$(7,191)		$(29,826)
Depreciation and amortization expense	789		2,501
Interest Expense	1,071		2,523
Income Tax Expense	114		127
Adjusted EBITDA	$(5,217)		$(24,675)